Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Lars B. Eller President and Chief Executive Officer Farmers & Merchants Bancorp, Inc. (419) 446-2501 leller@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports

2025 Third-Quarter and Year-to-Date Financial Results

ARCHBOLD, OHIO, October 27, 2025, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2025 third quarter and year-to-date ended September 30, 2025 on a consolidated basis.

2025 Third Quarter Financial and Operating Highlights

(at September 30, 2025 and on a year-over-year basis unless noted)

•
90 consecutive quarters of profitability
•
Net income increased 35.9% to $8.9 million, or $0.64 per basic and diluted share
•
Net interest margin increased 69 basis points year-over-year to 3.40%
•
Total loans, net increased by $123.0 million, or 4.9% to $2.66 billion
•
Total deposits increased by $67.1 million, or 2.5% to $2.75 billion
•
Efficiency ratio improved to 63.11%, compared to 67.98%
•
Asset quality remains at historically strong levels with nonperforming loans of only $5.2 million
•
Net charge-offs to average loans of 0.00%
•
Tier 1 leverage ratio was 8.74%
•
Opened second full-service office in the State of Michigan in Troy
•
Promoted Curtis Metz to Market President for Northern Indiana
•
Declared the 31st consecutive annual increase in the Company’s regular dividend payment

Lars B. Eller, President and Chief Executive Officer, stated, “The continued progress we are making to leverage recent investments, drive growth, and expand profitability is encouraging. Strong financial performance and sustained operating momentum during the 2025 third quarter produced one of the most profitable quarters in our 128-year history. Our results reflect the strength of F&M’s diversified business model and our longstanding commitment to create lasting value for our communities, customers, employees and shareholders. I am also proud of our recent dividend increase, marking the 31st consecutive annual increase in F&M’s dividend.”

Income Statement

Net income for the 2025 third quarter ended September 30, 2025, was $8.9 million, compared to $6.5 million for the same period last year. Net income per basic and diluted share for the 2025 third quarter was $0.64, compared to $0.48 for the same period last year. Net income for the nine months ended September 30, 2025, was $23.5 million, compared to $17.6 million for the same period last year. Net income per basic and diluted share for the 2025 nine months was $1.71, compared to $1.28 for the same period last year.

Deposits

At September 30, 2025, total deposits were $2.75 billion, an increase of 2.5% from September 30, 2024. The Company’s cost of interest-bearing liabilities was 2.83% for the quarter ended September 30, 2025, compared to 3.21% for the quarter ended September 30, 2024.

Mr. Eller commented, “We remain focused on growing core deposits by expanding our relationship-based banking solutions across our Ohio, Indiana, and Michigan markets. These efforts have supported year-over-year deposit growth, while we continue to actively manage our cost of funds. I am encouraged that our cost of interest-bearing liabilities improved 32 basis points to 2.84% for the nine months ended September 30, 2025, reflecting our disciplined approach to deposit pricing and balance sheet management.”

Loan Portfolio and Asset Quality

“We are experiencing stable demand for loans, supported by the success of our recently opened offices, the addition of new team members, and the advantages of our community-oriented banking model. This includes the opening of our newest office in Troy, Michigan during the third quarter, which is the second full-service location in the state. We also continue to add experienced market presidents throughout our footprint to maintain our local decision-making and during the quarter we promoted Curtis Metz to Market President for Northern Indiana. As F&M grows, we are committed to prioritizing asset quality. Net charge-offs to average loans have remained below 0.03% for 18 consecutive quarters, underscoring the strength and growing sophistication of our credit culture and risk management capabilities,” continued Mr. Eller.

Total loans, net at September 30, 2025, increased 4.9%, or by $123.0 million to $2.66 billion, compared to $2.54 billion at September 30, 2024. The year-over-year increase was driven primarily by higher commercial real estate, agricultural real estate, commercial and industrial, and agricultural loans, partially offset primarily by lower consumer real estate and consumer loans. Compared to December 31, 2024, total loans, net at September 30, 2025, increased by 3.8% or $97.5 million.

F&M continues to closely monitor its loan portfolio with a particular emphasis on higher risk sectors. Nonperforming loans were $5.2 million, or 0.19% of total loans at September 30, 2025, compared to $2.9 million, or 0.11% of total loans at September 30, 2024, and $3.1 million, or 0.12% at December 31, 2024.

F&M maintains a well-balanced, diverse and high performing CRE portfolio. CRE loans represented 51.0% of the Company’s total loan portfolio at September 30, 2025. F&M’s CRE portfolio included the following categories at September 30, 2025 (*):

CRE Category	Dollar Balance	Percent of CRE Portfolio	Percent of Total Loan Portfolio
Industrial	$277,274	20.5%	10.4%
Multi-family	238,311	17.6%	9.0%
Retail	207,301	15.3%	7.8%
Hotels	173,411	12.8%	6.5%
Office	142,111	10.5%	5.4%
Gas Stations	77,013	5.7%	2.9%
Food Service	52,695	3.9%	2.0%
Senior Living	30,672	2.2%	1.2%
Development	29,392	2.2%	1.1%
Auto Dealers	27,644	2.0%	1.0%
Other	99,342	7.3%	3.7%
Total CRE	$1,355,166	100.0%	51.0%

* Numbers have been rounded; totals may not foot due to rounding; and dollar amounts in thousands.

At September 30, 2025, the Company’s total allowance to total loans was 1.07%, compared to 1.07% at September 30, 2024. Including accretable yield adjustments, associated with the Company’s prior acquisitions, F&M’s allowance for credit losses to total loans was 1.06% at September 30, 2025, compared to 1.10% at September 30, 2024.

Mr. Eller concluded, “We continue to believe F&M is in a strong position because of the platform we have built and the strategies we are pursuing to grow our business profitably. This fall, we will begin developing a new three-year strategic plan that will define our growth priorities and guide our next phase of success. The plan will leverage the solid foundation we have established and the community-banking values that continue to distinguish F&M across our Ohio, Indiana, and Michigan markets. We believe these initiatives will enable the Company to capitalize on opportunities within our footprint, enhance shareholder value, and further strengthen our role as a trusted financial partner to the communities we proudly serve. I look forward to updating our shareholders on our new strategic priorities.”

Stockholders’ Equity and Dividends

Total stockholders’ equity increased 7.9% to $361.8 million, or $26.31 per share at September 30, 2025, from $335.4 million, or $24.48 per share at September 30, 2024. The Company had a Tier 1 leverage ratio of 8.74% at September 30, 2025, compared to 8.04% at September 30, 2024.

Tangible stockholders’ equity increased to $271.0 million at September 30, 2025, compared to $242.8 million at September 30, 2024. On a per share basis, tangible stockholders’ equity at September 30, 2025, was $19.71 per share, compared to $17.72 per share at September 30, 2024. Tangible stockholders’ equity and tangible book value per share are non-GAAP financial measures; see “Use of Non-GAAP Financial Measures.”

F&M is committed to returning capital to shareholders and has increased the annual cash dividend for 31 consecutive years. For the quarter ended September 30, 2025, the Company declared cash dividends of $0.2275 per share, representing a 2.8% increase over the same period last year.

For the nine months ended September 30, 2025, the Company declared cash dividends of $0.67 per share, representing a 1.3% increase over the same period last year. For the nine months ended September 30, 2025, the dividend payout ratio was 38.64% compared to 50.99% for the same period last year.

About Farmers & Merchants Bancorp, Inc.

Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) is a financial holding company headquartered in Archbold, Ohio, and the parent company of The Farmers & Merchants State Bank.

About Farmers & Merchants State Bank:

F&M Bank is a local independent community bank that has been serving its communities since 1897. F&M Bank provides commercial banking, retail banking and other financial services. Our locations are in Butler, Champaign, Fulton, Defiance, Hancock, Henry, Lucas, Shelby, Williams, and Wood counties in Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay, Steuben and Wells counties. The Michigan footprint includes Oakland County, and we have Loan Production Offices in Muncie, Indiana; and Perrysburg and Bryan, Ohio.

Use of Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures, including the efficiency ratio, tangible stockholders’ equity and tangible book value per share. Management believes these measures facilitate period-to-period comparisons of the Company’s performance and provide useful supplemental information to investors; however, they should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Definitions of these measures and reconciliations to the most directly comparable GAAP measures are provided in the accompanying tables.

Basis of Presentation

The financial information in this release is preliminary, based on management’s current expectations, and is subject to change pending completion of customary quarterly closing processes and review. Unless otherwise indicated, all figures are presented on a consolidated basis and comparisons are to the same period of the prior year. Averages may be annualized. Totals may not foot due to rounding.

Safe Harbor Statement

Farmers & Merchants Bancorp, Inc. (“F&M”) wishes to take advantage of the Safe Harbor provisions included in the

Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “project,” “target,” “goal,” “will,” “would,” and similar expressions. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions, capital market conditions, deposit flows and pricing, liquidity and access to wholesale funding, interest rate and asset-liability management, credit quality (including commercial real estate exposures), collateral values, inflation and macroeconomic conditions, changes in laws and regulations (including capital and liquidity requirements and the implementation of “Basel III Endgame”), FDIC assessments, stress testing and supervisory expectations, cybersecurity and third-party/vendor risks, competition and technological change, geopolitical events, severe weather and natural disasters, agricultural sector conditions, the accuracy of CECL estimates and other accounting judgments, capital and dividend restrictions, and other risks described in F&M’s filings with the SEC. F&M undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended					Nine Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Interest Income
Loans, including fees	$41,013	$39,530	$37,072	$36,663	$36,873	$117,615	$108,666
Debt securities:
U.S. Treasury and government agencies	2,224	2,231	2,097	1,882	1,467	6,552	3,660
Municipalities	366	369	382	384	387	1,117	1,170
Dividends	309	311	338	367	334	958	994
Federal funds sold	-	-	-	24	7	-	21
Other	572	1,051	1,113	2,531	2,833	2,736	7,210
Total interest income	44,484	43,492	41,002	41,851	41,901	128,978	121,721
Interest Expense
Deposits	15,060	14,813	13,988	15,749	16,947	43,861	48,714
Federal funds purchased and securities sold under agreement to repurchase	273	272	271	274	277	816	837
Borrowed funds	1,966	2,411	2,550	2,713	2,804	6,927	8,235
Subordinated notes	284	285	284	285	284	853	853
Total interest expense	17,583	17,781	17,093	19,021	20,312	52,457	58,639
Net Interest Income - Before Provision for Credit Losses	26,901	25,711	23,909	22,830	21,589	76,521	63,082
Provision for Credit Losses - Loans	557	661	811	346	282	2,029	598
Provision for (Recovery of) Credit Losses - Off Balance Sheet Credit Exposures	(272)	27	(260)	(120)	(267)	(505)	(551)
Net Interest Income After Provision for Credit Losses	26,616	25,023	23,358	22,604	21,574	74,997	63,035
Noninterest Income
Customer service fees	370	330	381	237	300	1,081	1,087
Other service charges and fees	1,349	1,206	1,124	1,176	1,155	3,679	3,297
Interchange income	1,273	1,259	1,421	1,322	1,315	3,953	4,074
Loan servicing income	674	629	762	771	710	2,065	1,762
Net gain on sale of loans	444	257	284	223	215	985	636
Increase in cash surrender value of bank owned life insurance	247	239	244	248	265	730	717
Net gain (loss) on sale of other assets owned	-	15	(54)	22	-	(39)	49
Total noninterest income	4,357	3,935	4,162	3,999	3,960	12,454	11,622

(continued)

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME (continued)

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended					Nine Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Noninterest Expense
Salaries and wages	8,108	7,567	7,878	7,020	7,713	23,553	23,148
Employee benefits	2,273	2,265	2,404	2,148	2,112	6,942	6,395
Net occupancy expense	1,104	1,075	1,199	1,072	1,054	3,378	3,080
Furniture and equipment	1,532	1,414	1,278	1,032	1,472	4,224	4,232
Data processing	1,109	1,057	557	160	339	2,723	1,287
Franchise taxes	397	397	397	312	410	1,191	1,230
ATM expense	665	761	491	328	472	1,917	1,342
Advertising	674	356	503	498	597	1,533	1,646
FDIC assessment	428	448	465	505	516	1,341	1,603
Servicing rights amortization - net	586	234	127	244	219	947	574
Loan expense	362	328	228	236	244	918	724
Consulting fees	242	494	745	242	251	1,481	635
Professional fees	516	502	559	368	453	1,577	1,425
Intangible asset amortization	445	444	445	446	445	1,334	1,334
Other general and administrative	1,298	1,918	1,484	1,465	1,128	4,700	3,956
Total noninterest expense	19,739	19,260	18,760	16,076	17,425	57,759	52,611
Income Before Income Taxes	11,234	9,698	8,760	10,527	8,109	29,692	22,046
Income Taxes	2,380	1,988	1,808	2,146	1,593	6,176	4,489
Net Income	8,854	7,710	6,952	8,381	6,516	23,516	17,557
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available- for-sale securities	6,610	1,149	6,464	(7,403)	11,664	14,223	12,200
Reclassification adjustment for realized (gain) loss on sale of available-for-sale securities	-	-	-	-	-	.	-
Net unrealized gain (loss) on available- for-sale securities	6,610	1,149	6,464	(7,403)	11,664	14,223	12,200
Tax expense (benefit)	1,388	241	1,358	(1,554)	2,449	2,987	2,562
Other comprehensive income (loss)	5,222	908	5,106	(5,849)	9,215	11,236	9,638
Comprehensive Income	$14,076	$8,618	$12,058	$2,532	$15,731	$34,752	$27,195
Basic Earnings Per Share	$0.64	$0.56	$0.51	$0.61	$0.48	$1.71	$1.28
Diluted Earnings Per Share	$0.64	$0.56	$0.51	$0.61	$0.48	$1.71	$1.28
Dividends Declared	$0.22750	$0.22125	$0.22125	$0.22125	$0.22125	$0.67000	$0.66125

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (in thousands of dollars, except share data)

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$116,448	$87,596	$172,612	$174,855	$244,572
Federal funds sold	582	635	425	1,496	932
Total cash and cash equivalents	117,030	88,231	173,037	176,351	245,504

Interest-bearing time deposits	1,498	1,992	1,992	2,482	2,727
Securities - available-for-sale	422,773	431,102	438,568	426,556	404,881
Other securities, at cost	11,509	13,994	14,062	14,400	15,028
Loans held for sale	3,003	6,359	2,331	2,996	1,706
Loans, net of allowance for credit losses	2,632,668	2,599,917	2,555,552	2,536,043	2,512,852
Premises and equipment	32,321	32,885	33,163	33,828	33,779
Construction in progress	-	-	-	-	35
Goodwill	86,358	86,358	86,358	86,358	86,358
Loan servicing rights	5,537	5,810	5,805	5,656	5,644
Bank owned life insurance	35,602	35,355	35,116	34,872	34,624
Other assets	42,453	43,760	42,802	45,181	46,047
Total Assets	$3,390,752	$3,345,763	$3,388,786	$3,364,723	$3,389,185

Liabilities and Stockholders' Equity

Liabilities
Deposits
Noninterest-bearing	$500,742	$497,804	$502,318	$516,904	$481,444
Interest-bearing
NOW accounts	920,099	899,602	874,881	850,462	865,617
Savings	713,391	691,468	696,635	671,818	661,565
Time	617,679	621,455	626,450	647,581	676,187
Total deposits	2,751,911	2,710,329	2,700,284	2,686,765	2,684,813

Federal funds purchased and securities sold under agreements to repurchase	22,718	27,562	27,258	27,218	27,292
Federal Home Loan Bank (FHLB) advances	187,913	188,445	245,474	246,056	263,081
Subordinated notes, net of unamortized issuance costs	34,904	34,875	34,846	34,818	34,789
Dividend payable	3,091	3,000	2,997	2,996	2,998
Accrued expenses and other liabilities	28,435	30,760	33,326	31,659	40,832
Total liabilities	3,028,972	2,994,971	3,044,185	3,029,512	3,053,805

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value authorized 40,000,000 shares 9/30/25 and 20,00,000 shares 12/31/24; issued 14,564,425 shares 9/30/25 and 12/31/24; outstanding 13,749,827 shares 9/30/25 and 13,699,536 shares 12/31/24	135,170	135,805	135,407	135,565	135,193
Treasury stock - 814,598 shares 9/30/25 and 864,889 shares 12/31/24	(10,584)	(10,674)	(10,768)	(10,985)	(10,904)
Retained earnings	251,181	244,870	240,079	235,854	230,465
Accumulated other comprehensive loss	(13,987)	(19,209)	(20,117)	(25,223)	(19,374)
Total stockholders' equity	361,780	350,792	344,601	335,211	335,380
Total Liabilities and Stockholders' Equity	$3,390,752	$3,345,763	$3,388,786	$3,364,723	$3,389,185

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended					For the Nine Months Ended
Selected financial data	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Return on average assets	1.05%	0.92%	0.85%	0.99%	0.78%	0.94%	0.71%
Return on average equity	9.83%	8.88%	8.31%	10.00%	7.93%	8.99%	7.28%
Yield on earning assets	5.62%	5.45%	5.19%	5.20%	5.27%	5.42%	5.17%
Cost of interest-bearing liabilities	2.83%	2.83%	2.76%	3.01%	3.21%	2.84%	3.16%
Net interest spread	2.79%	2.62%	2.43%	2.19%	2.06%	2.58%	2.01%
Net interest margin	3.40%	3.22%	3.03%	2.84%	2.71%	3.22%	2.68%
Efficiency ratio	63.11%	64.93%	66.79%	59.82%	67.98%	64.87%	70.36%
Dividend payout ratio	34.90%	38.91%	43.10%	35.75%	45.99%	38.64%	50.99%
Tangible book value per share	$19.71	$18.91	$18.44	$17.74	$17.72
Tier 1 leverage ratio	8.74%	8.50%	8.44%	8.12%	8.04%
Average shares outstanding	13,733,858	13,720,339	13,706,003	13,699,869	13,687,119	13,720,168	13,679,955

Loans	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
(Dollar amounts in thousands)
Commercial real estate	$1,355,166	$1,345,953	$1,325,698	$1,310,811	$1,301,160
Agricultural real estate	222,145	221,004	215,898	216,401	220,328
Consumer real estate	522,416	523,781	523,383	520,114	524,055
Commercial and industrial	296,084	293,826	278,254	275,152	260,732
Agricultural	179,361	157,870	153,607	152,080	137,252
Consumer	60,469	59,348	60,115	63,009	67,394
Other	24,086	24,653	24,985	24,978	25,916
Less: Net deferred loan fees costs and other (1)	(1,452)	(1,488)	(1,748)	(1,750)	(1,546)
Total loans, net	$2,658,275	$2,624,947	$2,580,192	$2,560,795	$2,535,291

(1) Excludes carrying value adjustments of $1.9 million as of September 30, 2025, $1.9 million as of June 30, 2025, $1.7 million as of March 31, 2025, $1.1million as of December 31, 2024 and $3.0 million as of September 30, 2024 related to interest rate swaps associated with fixed rate loans

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA (continued)

Asset quality data	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
(Dollar amounts in thousands)
Nonaccrual loans	$5,155	$3,745	$4,494	$3,124	$2,898
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$5,155	$3,745	$4,494	$3,124	$2,898
Other real estate owned	$-	$-	$-	$-	$-
Nonperforming assets	$5,151	$3,745	$4,494	$3,124	$2,898

Allowance for credit losses - loans	$27,475	$26,977	$26,352	$25,826	$25,484
Allowance for credit losses - off balance sheet credit exposures	1,037	1,308	1,281	1,541	1,661
Total allowance for credit losses	$28,512	$28,285	$27,633	$27,367	$27,145
Total allowance for credit losses/ total loans	1.07%	1.08%	1.07%	1.07%	1.07%
Adjusted credit losses with accretable yield/total loans	1.06%	1.07%	1.08%	1.08%	1.10%
Net charge-offs:
Quarter-to-date	$59	$36	$285	$4	$68
Year-to-date	$380	$321	$285	$142	$138
Net charge-offs to average loans
Quarter-to-date	0.00%	0.00%	0.01%	0.00%	0.00%
Year-to-date	0.01%	0.01%	0.01%	0.01%	0.01%
Nonperforming loans/total loans	0.19%	0.14%	0.17%	0.12%	0.11%
Allowance for credit losses/ nonperforming loans	532.98%	720.35%	586.38%	826.70%	879.37%
NPA coverage ratio	532.98%	720.35%	586.38%	826.70%	879.37%

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	September 30, 2025			September 30, 2024
	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Interest Earning Assets:
Loans	$2,649,409	$41,013	6.19%	$2,551,899	$36,873	5.78%
Taxable investment securities	445,088	2,827	2.54%	415,943	2,107	2.03%
Tax-exempt investment securities	16,066	72	2.27%	19,661	81	2.09%
Fed funds sold & other	56,131	572	4.08%	197,258	2,840	5.76%
Total Interest Earning Assets	3,166,694	$44,484	5.62%	3,184,761	$41,901	5.27%

Nonearning Assets	182,320			168,055

Total Assets	$3,349,014			$3,352,816

Interest-Bearing Liabilities:
NOW accounts and savings deposits	$1,620,026	$9,966	2.46%	$1,538,387	$10,691	2.78%
Time deposits	609,844	5,094	3.34%	667,224	6,256	3.75%
Other borrowed money	188,123	1,966	4.18%	264,539	2,804	4.24%
Fed funds purchased & securities
sold under agreement to repurchase	27,274	273	4.00%	27,481	277	4.03%
Subordinated notes	34,885	284	3.26%	34,769	284	3.27%
Total Interest-Bearing Liabilities	$2,480,152	$17,583	2.83%	$2,532,400	$20,312	3.21%

Noninterest-Bearing Liabilities	511,468			491,851

Stockholders' Equity	$357,394			$328,565

Net Interest Income and Interest Rate Spread		$26,901	2.79%		$21,589	2.06%

Net Interest Margin			3.40%			2.71%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2025			September 30, 2024
	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Interest Earning Assets:
Loans	$2,615,332	$117,615	6.00%	$2,561,774	$108,666	5.66%
Taxable investment securities	454,288	8,403	2.47%	397,466	5,575	1.87%
Tax-exempt investment securities	17,025	224	2.22%	20,684	249	2.03%
Fed funds sold & other	87,106	2,736	4.19%	165,227	7,231	5.84%
Total Interest Earning Assets	3,173,751	$128,978	5.42%	3,145,151	$121,721	5.17%

Nonearning Assets	174,982			161,113

Total Assets	$3,348,733			$3,306,264

Interest-Bearing Liabilities:
NOW accounts and savings deposits	$1,557,564	$28,009	2.40%	$1,487,809	$30,291	2.71%
Time deposits	621,126	15,852	3.40%	662,129	18,423	3.71%
Other borrowed money	220,820	6,927	4.18%	264,310	8,235	4.15%
Fed funds purchased & securities
sold under agreement to repurchase	27,352	816	3.98%	27,887	837	4.00%
Subordinated notes	34,856	853	3.26%	34,741	853	3.27%
Total Interest-Bearing Liabilities	$2,461,718	$52,457	2.84%	$2,476,876	$58,639	3.16%

Noninterest-Bearing Liabilities	538,665			507,843

Stockholders' Equity	$348,350			$321,545

Net Interest Income and Interest Rate Spread		$76,521	2.58%		$63,082	2.01%

Net Interest Margin			3.22%			2.68%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Three Months Ended						For the Three Months Ended
	September 30, 2025						September 30, 2024
	As Reported		Excluding Accretion/Amortization		Difference		As Reported		Excluding Accretion/Amortization		Difference
	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield
Interest Earning Assets:
Loans	$41,013	6.19%	$40,359	6.09%	$654	0.10%	$36,593	5.73%	$35,914	5.62%	$679	0.11%
Taxable investment securities	2,827	2.54%	2,827	2.54%	-	0.00%	1,782	1.82%	1,782	1.82%	-	0.00%
Tax-exempt investment securities	72	2.27%	72	2.27%	-	0.00%	82	1.99%	82	1.99%	-	0.00%
Fed funds sold & other	572	4.08%	572	4.08%	-	0.00%	2,709	5.77%	2,709	5.77%	-	0.00%
Total Interest Earning Assets	44,484	5.62%	43,830	5.54%	654	0.08%	41,166	5.22%	40,487	5.13%	679	0.09%

Interest-Bearing Liabilities:
NOW accounts and savings deposits	$9,966	2.46%	$9,966	2.46%	$-	0.00%	$10,193	2.73%	$10,193	2.73%	$-	0.00%
Time deposits	5,094	3.34%	5,094	3.34%	-	0.00%	6,295	3.77%	6,295	3.77%	-	0.00%
Other borrowed money	1,966	4.18%	1,963	4.17%	3	0.01%	2,742	4.14%	2,747	4.14%	(5)	0.00%
Fed funds purchased and securities
sold under agreement to repurchase	273	4.00%	273	4.00%	-	0.00%	276	3.98%	276	3.98%	-	0.00%
Subordinated notes	284	3.26%	284	3.26%	-	0.00%	285	3.28%	285	3.28%	-	0.00%
Total Interest-Bearing Liabilities	17,583	2.83%	17,580	2.84%	3	-0.01%	19,791	3.18%	19,796	3.18%	(5)	0.00%

Interest/Dividend income/yield	44,484	5.62%	43,830	5.54%	654	0.08%	41,166	5.22%	40,487	5.13%	679	0.09%
Interest Expense / yield	17,583	2.83%	17,580	2.84%	3	-0.01%	19,791	3.18%	19,796	3.18%	(5)	0.00%
Net Interest Spread	26,901	2.79%	26,250	2.70%	651	0.09%	21,375	2.04%	20,691	1.95%	684	0.09%
Net Interest Margin		3.40%		3.32%		0.08%		2.71%		2.62%		0.09%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Nine Months Ended						For the Nine Months Ended
	September 30, 2025						September 30, 2024
	As Reported		Excluding Accretion/Amortization		Difference		As Reported		Excluding Accretion/Amortization		Difference
	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield
Interest Earning Assets:
Loans	$117,615	6.00%	$115,755	5.90%	$1,860	0.10%	$108,666	5.66%	$106,588	5.55%	$2,078	0.11%
Taxable investment securities	8,403	2.47%	8,403	2.47%	-	0.00%	5,575	1.87%	5,575	1.87%	-	0.00%
Tax-exempt investment securities	224	2.22%	224	2.22%	-	0.00%	249	2.03%	249	2.03%	-	0.00%
Fed funds sold & other	2,736	4.19%	2,736	4.19%	-	0.00%	7,231	5.84%	7,231	5.84%	-	0.00%
Total Interest Earning Assets	128,978	5.42%	127,118	5.34%	1,860	0.08%	121,721	5.17%	119,643	5.08%	2,078	0.09%

Interest-Bearing Liabilities:
NOW accounts and savings deposits	$28,009	2.40%	$28,009	2.40%	$-	0.00%	$30,291	2.71%	$30,291	2.71%	$-	0.00%
Time deposits	15,852	3.40%	15,852	3.40%	-	0.00%	18,423	3.71%	18,423	3.71%	-	0.00%
Other borrowed money	6,927	4.18%	6,917	4.18%	10	0.00%	8,235	4.15%	8,254	4.16%	(19)	-0.01%
Fed funds purchased and securities
sold under agreement to repurchase	816	3.98%	816	3.98%	-	0.00%	837	4.00%	837	4.00%	-	0.00%
Subordinated notes	853	3.26%	853	3.26%	-	0.00%	853	3.27%	853	3.27%	-	0.00%
Total Interest-Bearing Liabilities	52,457	2.84%	52,447	2.84%	10	0.00%	58,639	3.16%	58,658	3.16%	(19)	0.00%

Interest/Dividend income/yield	128,978	5.42%	127,118	5.34%	1,860	0.08%	121,721	5.17%	119,643	5.08%	2,078	0.09%
Interest Expense / yield	52,457	2.84%	52,447	2.84%	10	0.00%	58,639	3.16%	58,658	3.16%	(19)	0.00%
Net Interest Spread	76,521	2.58%	74,671	2.50%	1,850	0.08%	63,082	2.01%	60,985	1.92%	2,097	0.09%
Net Interest Margin		3.22%		3.14%		0.08%		2.68%		2.59%		0.09%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts